Exhibit (2)(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” which is included in Pre-Effective Amendment No. 2 to Registration Statement No. 333-143305.
/s/ DELOITTE & TOUCHE LLP
DALLAS, TEXAS
JULY 20, 2007